Exhibit 10.4
FIRST AMENDMENT TO
SPROULE EMPLOYMENT AGREEMENT
     This is a FIRST AMENDMENT (“First Amendment”), effective as of this 1st day of August, 2005, to that certain employment agreement dated the 1st day of January, 2004 (the “Employment Agreement”), by and between GARY W. SPROULE (the “Executive”), and YOUBET.COM, INC., a Delaware corporation, (the “Company”) (collectively, the “Parties”).
     WHEREAS, the Company and the Executive desire to amend the provisions of the Employment Agreement.
     NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Company and the Executive hereby agree as follows:
     1. Employment; Duties and Acceptance. Paragraph 1 of the Employment Agreement is hereby deleted in its entirety and replaced by the following:
          Employment by Company.
     The Company hereby engages Executive, and Executive hereby agrees to serve as the Chief Financial Officer and the Treasurer of the Company on the terms and conditions of this Agreement. Throughout the Term of the Employment Agreement, Executive shall, subject to the provisions contained herein, devote substantially all of his work time to the employment described hereunder. Executive shall report solely to the President and Chief Executive Officer (“CEO”).
          Location of Employment.
     Executive shall render his services at the Company’s offices at 5901 De Soto Avenue, Woodland Hills, California; provided, however, that Executive agrees to render his services at such other locations from time-to-time as the proper performance of Executive’s duties may reasonably require.
          Duties.
     Executive shall have the following duties:
          (a) Define the vision, direction, and goals of the Finance Department;
          (b) Direct all financial plans and operations of the Company;
          (c) Support the CEO in the management of investor relations’ activities such as working with Wall Street Analysts; participating in quarterly conference calls, investor conferences, investment requirements and other related shareholder events;
          (d) Participate in mergers and acquisition projects and due diligence, and drive the integration of newly acquired operations;
          (e) Serve as functional consultant/advisor to marketing/sales efforts; and
          (f) Perform such other Executive duties as the CEO may reasonably require.
     2. The Executive acknowledges and agrees that the change to his title and his duties under this First Amendment does not serve as a basis for the Executive to claim that a “Good Reason” (as defined in the Employment Agreement, Paragraph 7(b)) has occurred.
     3. This First Amendment will be effective as of the date first written above.
     4. Except to the extent noted, and as may be necessary to give full force and effect to the foregoing, the Employment Agreement shall continue unchanged, in full force and effect.
     IN WITNESS WHEREOF, each of the Parties hereunto has executed this First Amendment on the date(s) indicated below.

YOUBET.COM, INC.

/s/ Charles F. Champion

Name: Charles F. Champion
Title: CEO
Date: August 17, 2005

GARY W. SPROULE

/s/ Gary W. Sproule

Date: August 17, 2005